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                                                                       EXHIBIT E

                                                          REGISTRATION AGREEMENT

                             REGISTRATION AGREEMENT

                  THIS AGREEMENT is made as of 10 May 2002 between Chaparral Resources, Inc., a Delaware corporation (the "Company"), and Central Asian Industrial Holdings N.V., a company incorporated under the laws of The Netherlands Antilles (the "Investor").

                  The Company and the Investor are parties to a master agreement dated 9 May 2002 (the "Master Agreement"). In order to induce the Investor to enter into the Master Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to Completion under the Master Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

                  The parties hereto agree as follows:

                  1.  Demand Registrations.

                  (a) Requests for Registration. At any time beginning from 1 January 2003, the holders of a majority of the Registrable Securities may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available. All registrations requested pursuant to this
Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) Investor Long-Form Registrations. The holders of Registrable Securities shall be entitled to request an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 5) ("Company-paid Long-Form Registrations") pursuant to
Section 5(a). All Long-Form Registrations shall be underwritten registrations.

                  (c) Investor Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses pursuant to Section 5(a). Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. If the Company, pursuant to the request of the holder(s) of a majority of the Registrable Securities, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the "Required Registration"), the Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to




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remain effective for a period ending on the earlier of (i) the date on which all
Registrable Securities have been sold pursuant to the Required Registration or
(ii) the date as of which the holder(s) of Registrable Securities (assuming such holder(s) are affiliates of the Company) are able to sell all of the Registrable Securities then held by them within a ninety-day period in compliance with Rule 144 under the Securities Act (the "Effective Period").

                  (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration therein, the Company shall include in such registration (i) first, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder, and (ii) second, other securities requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

                  (e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration after the effective date of a previous Long-Form Registration to the extent a Lock-Up Period (as defined in Section 3 below) is in effect. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided however, that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                  (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering.

                  (g) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

                  2.  Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration (which is covered in Section 1) or (ii) in connection with registrations on form S-8 or any successor form) and the registration



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form to be used may be used for the registration of Registrable Securities (a
"Piggyback Registration"), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to the terms and conditions set forth herein, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 25 days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Piggyback Registrations which are not at the Company's expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than holders of Registrable Securities; it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration (i) first, except to the extent otherwise previously agreed to by the holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration,
(ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering; provided that such selections must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

                  3.  Holdback Agreements.

                  (a) To the extent not inconsistent with applicable law, notwithstanding anything contained herein to the contrary, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the period before, during and after the effective date of any (x) underwritten Demand Registration (except as part of




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such underwritten registration) or (y) any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) that is agreed to by the underwriter managing the registered public offering and the holders of a majority of the Registrable Securities included in such registration (a "Lock-Up Period").

                  (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during a Lock-Up Period, and (ii) shall, to the extent not inconsistent with applicable law, use reasonable best efforts to cause each holder of more than 5% of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for more than 5% of its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such Lock-Up Period (except as part of such underwritten registration, if otherwise permitted).

                  4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);


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                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                  (g) provide a transfer agent, a registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and use its best efforts to take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, cause such officers or directors to participate in presentations to prospective purchasers;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                  (l) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or


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authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  (m) obtain one or more comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);

                  (n) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

                  (o) use best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request.

                  5.  Registration Expenses.

                  (a) Subject to Section 5(b) below, all expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, expenses and fees of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including (if necessary) a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (excluding discounts and commissions), and other Persons retained by the Company or the holders of a majority of the Registrable Securities or their affiliates (all such expenses being herein called "Registration Expenses"), in respect of the first two Demand Registrations requested pursuant to Section 1(a), shall be borne by the Company, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel (in addition to local counsel) chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so



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allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests (and is customarily provided by selling stockholders) for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents and employees, and each other Person who controls the Company and such other holders (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in any such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any such application, in reliance upon and in conformity with the information or affidavit so furnished in writing by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual, not joint and several, for each holder and such obligations, together with any contribution required under Section 6(d), shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying


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party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration.

                  9.  Definitions.

                  "Registrable Securities" means any Common Stock issued pursuant to or in connection with the Master Agreement including Common Stock issued in connection with the Warrant and any securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.


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                  Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

                  10. Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

                  (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof.

                  (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.




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                  (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of DELAWARE, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of DELAWARE or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of DELAWARE.

                  (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor at the addresses indicated in the Master Agreement and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  (k) Rights Granted to the Investors. Any rights granted to the Investor and its Affiliates hereunder may also be exercised (in whole or in part) by their designees (which may be Affiliates). For the avoidance of doubt, any Affiliate to whom the Investor transfers Registrable Securities shall be deemed to be a holder of Registrable Securities hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.



                                                     CHAPARRAL RESOURCES, INC.


                                                     By: /s/ James A. Jeffs
                                                         ----------------------
                                                     Name:    James A. Jeffs
                                                     Title:   Co-Chairman


                                                     CENTRAL ASIAN INDUSTRIAL
                                                     HOLDINGS N.V.


                                                     By: /s/ Askar Alshinbayev
                                                         ----------------------
                                                     Name:    Askar Alshinbayev
                                                     Title:   Managing Director